Exhibit 32.2

Certification by the Chief Financial Officer Pursuant to 18 U. S. C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Barbara Duncan, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q/A of DOV Pharmaceutical, Inc. for the quarter ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DOV Pharmaceutical, Inc.

A signed original of this written statement required by Section 906 has been provided to DOV and will be retained by DOV and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Barbara Duncan
Barbara Duncan
Chief Financial Officer
June 28, 2004

This certification accompanies this Report on Form 10-Q/A pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.